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                                                                    EXHIBIT 10.3

                    INDUSTRI-MATEMATIK INTERNATIONAL CORP.
                               STOCK OPTION PLAN


                                   SECTION I

                                    Purpose


       The purpose of the Industri-Matematik International Corp. Stock Option Plan is to provide favorable opportunities for (a) certain selected employees and (b) certain selected non-employee members of the Board of Directors, consultants, and other advisors of Industri-Matematik International Corp. and its subsidiaries to purchase or receive shares of Class A Common Stock of Industri-Matematik International Corp. to provide an increased incentive for these individuals to contribute to the future success and prosperity of Industri-Matematik International Corp. and thereby enhance the value of the Class A Common Stock for the benefit of its shareholders.

                                   SECTION II
                          Definitions and Construction


     2.1. The following capitalized terms used in this Stock Option Plan shall have the respective meanings set forth in this Section.

     Board shall mean the Board of Directors of IMIC.

     Cause shall mean, with respect to an Optionee, (a) the breach by the Optionee of any agreement between the Company and the Optionee, (b) willful misconduct on the part of the Optionee
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that is materially and demonstrably detrimental to the Company, or (c) the commission by the Optionee of one or more acts which constitute an indictable crime under Federal, state, or local law, each as may be determined in good faith by written resolution adopted by a majority of the members of the Board.

     Change of Control shall mean (a) the merger or consolidation of IMIC with any other corporation, the sale of substantially all of the assets of IMIC, the sale by the shareholders of IMIC of a majority of the voting stock of IMIC to a third party (which may be a minority shareholder of IMIC prior to the sale), or the liquidation or dissolution of IMIC, or (b) any action taken by IMIC's shareholders or by the Board which the Board determines to constitute a Change of Control of IMIC.

     Code shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     Committee shall mean the committee appointed by the Board to administer the Plan which shall be composed of at least two persons.

     Common Stock shall mean the Class A Common Stock, no par value, of IMIC.

     Company shall mean Industri-Matematik International Corp. and any of its Subsidiaries.




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     Disability shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

     Exercise Price shall mean the price of a share of Common Stock payable by the Optionee on exercise of an Option.

     Fair Market Value on a specified day shall mean, if the Common Stock is publicly traded, the reported closing price on that day, or if there was no sale of Common Stock reported on that day, then the reported closing price on the next preceding day on which there was such a sale, but if the Common Stock is not publicly traded, the Committee shall make a good faith determination of Fair Market Value.

     IMIC shall mean Industri-Matematik International Corp.

     ISO shall mean an incentive stock option within the meaning of Section 422 of the Code.

     Non-ISO shall mean a stock option which is not an ISO.

     Option shall mean a stock option granted under the Plan.

     Optionee shall mean an individual who has been granted one or more Options.

     Parent Corporation shall mean a parent corporation, as defined in Section 424(e) of the Code.




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     Plan shall mean this Industri-Matematik International Corp. Stock Option
Plan.

     Retirement shall mean retirement on or after age sixty-five or, with the advance consent of the Committee, at an earlier age.

     Stock Appreciation Right shall mean a right to receive cash or Common Stock upon the exercise of an Option in accordance with Section 6.7.

     Subsidiary shall mean a subsidiary corporation, as defined in Section 424(f) of the Code.

     Termination Date shall mean the last day on which an Option may be exercised, which date is fixed by the Committee but which shall not be later than the day preceding the tenth anniversary of the date on which the Option is granted.

     2.2. When used in this Plan, unless the context clearly indicates to the contrary, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and if a defined term is intended, it shall be capitalized.

                                  SECTION III

                                 Administration


     3.1. Except as otherwise provided in the Plan, and subject to Section 3.2, the Committee shall administer the Plan and shall have full power to grant Options, construe and inter-



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pret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan including the delegation of administrative responsibilities which it believes reasonable and proper.

     3.2. Subject to the provisions of the Plan, the Board shall establish the policies and criteria pursuant to which the Committee shall grant Options and administer the Plan. Subject to the provisions of the Plan, and pursuant to the policies and criteria established by the Board, the Committee, in its discretion, shall determine which employees of the Company shall be granted Options, which members of the Board, consultants, and other advisors of the Company shall be granted Options, the number of shares covered by any such Options, and the terms and conditions of the Options.

     3.3. The Committee may at any time, with the consent of the Optionee, in its sole discretion cancel any Option and issue to the Optionee a new Option for an equivalent or lesser number of shares of Common Stock, and at a lower Exercise Price.

     3.4. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.



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                                   SECTION IV

                           Shares Subject to the Plan


     4.1. The total number of shares of Common Stock available for grants of Options under the Plan shall be 1,000,000, subject to adjustment in accordance with Section VIII. These shares may be either authorized but unissued or reacquired shares of Common Stock. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. An Option or portion thereof exercised through the exercise of a Stock Appreciation Right pursuant to Section 6.7 shall be treated, for the purposes of this Section IV, as though the Option or portion thereof had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option or portion thereof that was so exercised shall not be available for future grants of Options.

                                   SECTION V

                                  Eligibility


     5.1. Options may be granted to key employees of the Company or to persons who have been engaged to become key employees of the Company. Key employees will comprise, in general, those who contribute to the management, direction, and overall success of the Company.



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     5.2.  Options also may be granted to members of the Board, consultants, and other advisors of the Company who are not employees of the Company. Such Optionees will comprise, in general, those who, while not employees of the Company, have an ongoing relationship with the Company and make significant contributions to the overall success of the Company.

                                   SECTION VI

                                Terms of Options


          6.1.a.    All Options shall be evidenced by written agreements
executed by the Company and the Optionee. Such Options shall be subject to the applicable provisions of the Plan and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe. All agreements evidencing Options shall specify the total number of shares subject to each grant, the Exercise Price, and the Termination Date. Those Options that comply with the requirements for an ISO set forth in Section 422 of the Code and that the Committee wishes to designate as an ISO shall be designated ISOs, and all other Options (including any Option that would otherwise qualify as an ISO but which the Committee does not wish to designate as an ISO) shall be designated Non-ISOs. No ISO shall be granted to any Optionee who is not an employee of the Company on the date the Option is granted.

          6.1.b.    The written agreement referred to in Section 6.1.a also
shall provide that unless the shares of Common



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Stock acquired on the exercise of the Option are then currently registered under the Securities Act of 1933, as amended, if counsel to IMIC advises that the same is required, prior to delivery of the shares acquired upon the exercise of the Option the Optionee shall agree to hold such shares for investment only and not with a view to resale or distribution thereof to the public, and such Optionee shall deliver to IMIC a letter to that effect in a form specified by counsel to IMIC together with any additional documents specified by counsel. In the event that issuance of shares of Common Stock on exercise of the Option is subject to laws, rules, and/or regulations of a jurisdiction other than the United States of America, the Optionee simultaneously shall comply with requirements of counsel to IMIC to satisfy the same.

      6.2. The Exercise Price for an ISO shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

             6.3.a. The Committee shall determine the dates after which Options may be exercised in whole or in part. If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable. The Committee also may amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, no Option or portion thereof shall be exercisable after the Termination Date.




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          6.3.b.  Notwithstanding any contrary provisions of Section 6.3.a, upon a Change of Control (i) each Option or portion thereof which, by its terms, is not yet exercisable shall vest and become exercisable in full, and (ii) each Option which has a Termination Date falling within 90 days after a Change of Control shall have its Termination Date extended until the earlier of the 90th day after the Change of Control or the day before the tenth anniversary of the date such Option was granted.

  6.4. Notwithstanding any contrary provisions of Sections 6.2 and 6.3.a, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of IMIC or of any Subsidiary or Parent Corporation thereof, unless (a) the Exercise Price under such Option is at least 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted and (b) the Termination Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

  6.5. An Option or portion thereof shall be exercised by delivery of a written notice of exercise to IMIC and payment of the full price of the shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares for which the Option may then be exercised, but an Optionee must exercise the Option in full




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shares of Common Stock.  The price of Common Stock purchased pursuant to an
Option or portion thereof may be paid:

            6.5.a. In United States dollars in cash or by check, bank draft, or money order payable to the order of IMIC;

            6.5.b. Through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, or
            6.5.c.  By any combination of the above methods of payment.

The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate including, without limitation, any limitation or prohibition designed to avoid certain accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

  6.6. IMIC, in its discretion, may require an Optionee to pay to IMIC at the time of exercise the amount that IMIC deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise. Upon the exercise of an Option requiring tax withholding, an Optionee may make a written election to have shares of Common Stock withheld by IMIC from the shares otherwise to be received. The number of shares so withheld shall have an




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aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The approval of any such election by an Optionee shall be at the sole discretion of the Committee. Where the exercise of an Option does not give rise to an obligation to withhold income taxes on the date of exercise, IMIC, in its discretion, may require an Optionee to place shares of Common Stock purchased under the Option in escrow for the benefit of IMIC until such time as income tax withholding is required on amounts included in the gross income of the Optionee as a result of the exercise of an Option. At such time, IMIC in its discretion may require an Optionee to pay to IMIC the amount that IMIC deems necessary to satisfy its obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option, in which case the shares of Common Stock will be released from escrow to the Optionee. Alternatively, subject to acceptance by the Committee, in its sole discretion, an Optionee may make a written election to have shares of Common Stock held in escrow applied toward IMIC's obligation to withhold Federal, state, or local income or other taxes incurred by reason of the exercise of the Option, based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares toward IMIC's withholding obligation, any shares of Common Stock held in escrow and, in the judgment of the Committee, not necessary to satisfy such obligation shall be released from escrow to the Optionee.





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     6.7.  At or after the grant of an Option, the Committee, in its discretion, may provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof, in the Committee's sole discretion, an amount of cash equal to, and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Exercise Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchase of shares of Common Stock at the Exercise Price, provided that (a) such Option or portion thereof has been designated as exercisable in this alternative manner, (b) such Option or portion thereof is otherwise exercisable, and (c) the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Exercise Price.

     6.8. Each Option, during the Optionee's lifetime, shall be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by Will or the laws of descent and distribution or be subject to attachment, execution, or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right under the Plan, except as provided for in the Plan, or in the event of any levy




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or any attachment, execution, or similar process upon the rights or interest conferred by the Plan, IMIC may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

            6.9.a. If an Optionee's employment with the Company is terminated for Cause, each Option held by such Optionee together with all rights under the Plan shall terminate on the date of termination of employment to the extent not previously exercised.

            6.9.b.   If a non-employee Optionee engages in conduct which
constitutes Cause, each Option held by such Optionee together with all rights under the Plan shall terminate on the date the Board determines that the Optionee has engaged in conduct constituting Cause to the extent not previously exercised.

   6.10. If an Optionee's employment with the Company terminates for any reason other than for Cause, or if a non-employee Optionee shall cease to have an ongoing relationship with the Company as a member of the Board, consultant, or other advisor to the Company for any reason other than for Cause, each Option held by such Optionee shall remain exercisable, to the extent it was exercisable at the time of termination of employment or cessation of ongoing relationship, until the earliest of:

            6.10.a.  The Termination Date;



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          6.10.b.  The death of the Optionee, or such later date not more than six months after the death of the Optionee as may be provided pursuant to
Section 6.11;

          6.10.c. Two months after the date of termination of the Optionee's employment or the date of cessation of ongoing relationship of the Optionee by reason of Retirement;

          6.10.d. Six months after the date of termination of the Optionee's employment or the date of cessation of ongoing relationship of the Optionee by reason of Disability;

          6.10.e. Two months after the date of the termination by the Company of the Optionee's employment or the date of cessation by the Company of ongoing relationship of the Optionee other than for Cause; or

          6.10.f. One month after the date of the termination by the Optionee of the Optionee's employment or the date of cessation by the Optionee of ongoing relationship of the Optionee other than by reason of Retirement, Disability, or death.

After such date all Options shall terminate, together with all rights under the Plan, to the extent not previously exercised.

  6.11. In the event of the death of the Optionee while employed by, or in an ongoing relationship with, the Company, an Option may be exercised at any time or from time to time prior to




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the earlier of the Termination Date and a date six months after the date of the
Optionee's death by the person or persons to whom the Optionee's rights under each Option shall pass by Will or by the applicable laws of descent and distribution to the extent that the Optionee was entitled to exercise it on the date of the Optionee's death. In the event of the death of the Optionee while entitled to exercise an Option pursuant to Section 6.10, the Committee, in its discretion, may permit such Option to be exercised at any time or from time to time prior to the Termination Date during a period of up to six months from the death of the Optionee, as determined by the Committee, by the person or persons to whom the Optionee's rights under each Option shall pass by Will or by the applicable laws of descent and distribution to the extent that the Option was exercisable at the time of cessation of the Optionee's employment. Any person or persons to whom an Optionee's rights under an Option have passed by Will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

     6.12. Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the Common Stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify IMIC of such disposition and of the amount realized upon such disposition.



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                                  SECTION VII

                          Limitation on Grants of ISOs


     7.1. To the extent the aggregate Fair Market Value of the Common Stock subject to an Option which is exercisable for the first time during any one calendar year by an employee exceeds $100,000, such Option or portion of the Option may not be treated as an ISO.

                                  SECTION VIII

                                  Adjustments


     8.1.  If (a) IMIC shall at any time be involved in a transaction to which
Section 424(a) of the Code is applicable, (b) IMIC shall declare a dividend payable in, or shall subdivide or combine, its Common Stock, or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee may take any such action as in its judgment shall be necessary to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section IV shall be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any matter referred to in this Section VIII shall be conclusive and binding upon each Optionee.




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                                   SECTION IX

                       Amendment and Termination of Plan


      9.1. The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, provided that no such amendment shall be made which would, without approval of the shareholders of IMIC:

            9.1.a. Materially modify the eligibility requirements for receiving Options;

            9.1.b. Materially increase the total number of shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Section VIII; or

            9.1.c. Materially increase in any way the benefits accruing to Optionees.

     9.2. No amendment, suspension, or termination of this Plan, without the Optionee's consent, shall alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan.


                                   SECTION X

                        Government and Other Regulations


    10.1. The obligation of IMIC to issue, or transfer and deliver, shares for Options exercised under the Plan or to deliver cash with respect to a Stock Appreciation Right, shall be



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subject to all applicable laws, regulations, rules, orders, and approvals which shall then be in effect and required by governmental entities and any stock exchanges on which Common Stock may be traded.

                                   SECTION XI

                            Miscellaneous Provisions


     11.1. The right of the Company to terminate (whether by dismissal, discharge, retirement, or otherwise) the Optionee's employment or ongoing relationship with it at any time at will or as otherwise provided by any agreement between the Company and the Optionee is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any of the rights of a shareholder with respect to the shares subject to each Option except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

     11.2. Any expenses of administering the Plan shall be borne by IMIC.

     11.3. Payments received from Optionees upon the exercise of Options shall be used for the general corporate purposes of IMIC except that any stock received or withheld in payment may be retired or retained in IMIC's treasury and reissued.

     11.4. In addition to such other rights of indemnification as they may have as members of the Board or the Committee,



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the members of the Committee and the Board shall be indemnified by IMIC against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by IMIC or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith, provided that upon the institution of any such action, suit, or proceeding, a Committee or Board member, in writing, shall give IMIC notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

                                  SECTION XII

                    Shareholder Approval and Effective Dates


     12.1. The Plan shall become effective when it is adopted by the Board. However, if the Plan is not approved within one year after the Plan is adopted by the Board by the vote at a meeting of the shareholders of IMIC of the holders of a majority of the outstanding shares of IMIC entitled to vote, the Plan and all Options shall terminate at the time of that meeting of shareholders, or, if no such meeting is held, after the passage of one year from the date the Plan was adopted by the




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Board.  Options may not be granted under the Plan after the day before the 10th anniversary of adoption by the Board.